EXHIBIT 10.13



                                 BLUE QUAIL LTD
                                  PINK PROSPECT
                         POTTOWATOMIE CLOUNTY, OKLAHIOMA

                                SEC. 33 T9N--R2E





                     1826 E. 1ST STREET CHANDLER, OK. 74834

                                  405-258-0105

                                FAX: 405-356-9331










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                             PARTICIPATION AGREEMENT


         THIS AGREEMENT (the agreement) is entered into on April 8, 2013 by and between BLUE QUAIL LTD HEREINAFTER (BQL) and ____THREE FORKS inc._____, hereinafter (INVESTOR).

         The Pink Prospect JIM #1 Well is an oil and gas prospect located in Pottowatomie County, Oklahoma (the prospect). This prospect is under the control of BQL, which contains the leasehold acreage of the project (the Area of Interest).

         BQL proposes to drill a new well, the Jim #1 to an approximate depth of 6500' to include the 2nd Wilcox formation and all horizons above, test the 2nd Wilcox formation for production and/or come up the well bore to log, perf, frac, then determine if these zones will be commercially productive for oil and gas.

         Each investor will have "1st Right of Refusal" in all subsequent wells in this project. Investor(s) can acquire working interest equal to their initial investment, and if available buy any interest that might be available, providing BQL chooses to release any additional interest.

         This agreement does not constitute a joint venture agreement, as all parties are only responsible for their proportionate share of profits and expenses, no joint liability for participants.



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         To participate in this  Prospect,  Investor or Investors  agree to bear their share of the costs in the leasehold acquisition, drilling, testing and completion of each well drilled within the Areas of Interest, and if a well is not completed as a producing well and is plugged and abandoned, the costs of such plugging and abandonment.

     Revenues from production of this well or wells within the Areas of Interest shall be allocated between the parties, and all operating expenses shall be shared.

                               BQL NRI for project

         Investors to receive: 80% NRI working interest and will participate in their proportionate share of all working interest expenses and shared revenues from production of said well.

         Operations of the Prospect shall be set forth in a standard model A.A.P.I. Form 610-1982 operating agreement to be drafted and executed by BQL. The AFE to be used was prepared by Boone Operating and is in an amount equal to $711,000.00. Participants in the project are Boone Operating, Zanadu inc., Blue Quail ltd., and Three Forks inc. Participants interest may vary from current percentages , as the participants have the right to keep or sell their interest without consideration of other participants. Leasehold is situated in Pottowatomie County Oklahoma SE/4 Sec 33 T9N--R2E.





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                                 SIGNATORY PAGE


         INVESTORS SHALL PAY AT THE TIME OF SIGNING THIS AGREEMENT AN AMOUNT EQUAL TO IT'S PERCENTAGE ($177,750.00 PER 25% INTEREST) $_102,500.00__ TO COVER THE ESTIMATED COSTS OF THE DRILLING TO POINT OF DRY HOLE AND AN ADDITIONAL ( $75,250.00 ) AT TIME TESTING AND COMPLETION OF THE __JIM #1 ___WELL. THE PAYMENT SHALL BE A CHECK MADE PAYABLE TO PINK OPERATING . NOTATION JIM #1 WELL









                                                    THREE FORKS INC.

BLUE QUAIL LTD                                          INVESTOR

BY:_________________________               BY:___________________________

                                           Date  April 8, 2013

                                           Title: Executive Chairman

                                           Name W. Edward Nichols

                                           Address

                                           555 Eldorado Blvd.
                                           Broomfield, CO 80021









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